UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 17, 2011

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25505 West Twelve Mile Road		48034-8339
Southfield, Michigan
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   248-353-2700

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a  Registrant.

On June 17, 2011, Credit Acceptance Corporation (referred to as the “Company”, “we”, “our”, or “us”) executed the Fifth Amended and Restated Credit Agreement (the “Credit Amendment”), dated as of June 17, 2011, among the Company, the other banks which are parties thereto from time to time (collectively, the “Banks”), and Comerica Bank as Administrative Agent and Collateral Agent for the Banks.  The Credit Amendment extends the maturity of the revolving secured line of credit facility from June 22, 2012 to June 22, 2014 and increases the amount of the facility from $170.0 million to $205.0 million.  Borrowings under the facility continue to bear interest at the prime rate plus 1.25% or the Libor rate plus 2.25%, at our option.  In addition to extending the maturity and increasing the amount of the facility, there were four material changes to the Fourth Credit Agreement, as amended and restated:
(1) A floor on the Libor rate was eliminated.
(2) The financial covenant requiring us to maintain a minimum ratio of assets to debt was eliminated.
(3) The Company is permitted to incur up to $500.0 million of Future Debt, as defined in the Credit Agreement, from and after the date of the Credit Agreement.
(4) The amount up to which the Company may increase the Revolving Credit Aggregate Commitment, as defined in the Credit Agreement, was increased to $250.0 million.

The revolving secured line of credit facility continues to be secured by a lien on most of our assets.  As of June 17, 2011 we had $105.7 million outstanding under the facility.  The Credit Amendment is attached as Exhibit 4(f)(146) to this Form 8-K and incorporated herein by reference.

Additionally, on June 17, 2011, the Company executed Amendment No. 1 (the “Warehouse Amendment”), dated as of June 17, 2011, to Fourth Amended and Restated Loan and Security Agreement dated as of June 16, 2010 among the Company, CAC Warehouse Funding Corporation II (“Warehouse Funding”), Variable Funding Capital Company LLC, Wells Fargo Securities, LLC, and Wells Fargo Bank, National Association.  The Warehouse Amendment extends the date on which our $325.0 million revolving secured warehouse facility will cease to revolve from June 15, 2013 to June 17, 2014.  The interest rate on borrowings under the facility has been decreased from the commercial paper rate plus 3.5% to the commercial paper rate plus 2.75%.  There were no other material changes to the terms of the facility.

As of June 17, 2011 we had $208.0 million outstanding under the facility.  The Warehouse Amendment is attached as Exhibit 4(f)(147) to this Form 8-K and incorporated herein by reference.

Item 8.01  Other Events.

On June 17, 2011, we issued a press release announcing the execution of the Credit Amendment and the Warehouse Amendment.  The press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

4(f)(146)
Fifth Amended and Restated Credit Agreement, dated as of June 17, 2011, among the Company, the Banks which are parties thereto from time to time, and Comerica Bank as Administrative Agent and Collateral Agent for the Banks.

4(f)(147)
Amendment No. 1, dated as of June 17, 2011, to Fourth Amended and Restated Loan and Security Agreement dated as of June 16, 2010 among the Company, CAC Warehouse Funding Corporation II, Variable Funding Capital Company LLC, Wells Fargo Securities, LLC, and Wells Fargo Bank, National Association.

99.1                 Press Release dated June 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: June 22, 2011	By:	/s/ Douglas W. Busk
Douglas W. Busk
Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4(f)(146)
Fifth Amended and Restated Credit Agreement, dated as of June 17, 2011, among the Company, the Banks which are parties thereto from time to time, and Comerica Bank as Administrative Agent and Collateral Agent for the Banks.

4(f)(147)
Amendment No. 1, dated as of June 17, 2011, to Fourth Amended and Restated Loan and Security Agreement dated as of June 16, 2010 among the Company, CAC Warehouse Funding Corporation II, Variable Funding Capital Company LLC, Wells Fargo Securities, LLC, and Wells Fargo Bank, National Association.

99.1	Press Release dated June 17, 2011.